Exhibit 24

POWER OF ATTORNEY

Each of the undersigned, being a Member of the Board of Directors of Gentherm Incorporated (the "Registrant"), hereby severally constitutes and appoints Phillip Eyler, the Registrant's Chief Executive Officer, with full powers of substitution and resubstitution, his true and lawful attorney, with full powers to sign for him, in his name, in the capacity indicated herein, (a) the annual report of the Registrant for the fiscal year ending December 31, 2017 on Form 10-K and (b) any and all amendments to such Form 10-K, and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes said attorney might or could do in person, and hereby ratifying and confirming all that said attorney, or his substitute or substitutes, shall do or cause to be done by virtue of this Power of Attorney.  This power of attorney may be executed in separate original or facsimile counterparts.

IN WITNESS WHEREOF, the undersigned have executed this instrument this 23rd day of February, 2018.

/s/ Francois J. Castaing
Francois J. Castaing

/s/ Lewis Booth
Lewis Booth

/s/ Daniel R. Coker
Daniel R. Coker

/s/ Sophie Desormière
Sophie Desormière

/s/ Maurice E.P Gunderson
Maurice E.P Gunderson

/s/ Yvonne Hao
Yvonne Hao

/s/ Ronald Hundzinski
Ronald Hundzinski

/s/ Byron T. Shaw II
Byron T. Shaw II